Exhibit 10.3
EJCDC
STANDARD FORM OF AGREEMENT
BETWEEN OWNER AND CONTRACTOR
ON THE BASIS OF A STIPULATED PRICE
THIS AGREEMENT is by and between
E Energy Adams, LLC, 510 Main Street, Adams, Nebraska 68301

(hereinafter called OWNER) and
Commercial Contractors Equipment, Inc., P.O. Box 81036, Lincoln, Nebraska 68501

(hereinafter called CONTRACTOR).
OWNER and CONTRACTOR, in consideration of the mutual covenants hereinafter set forth, agree as follows:
ARTICLE 1 — WORK
1.01	CONTRACTOR shall complete all Work as specified or indicated in the Contract Documents. The Work is generally described as follows:

Construction relating to and consisting of work associated with “Civil and Site Work Grading Detail Design Package” as designed by Fagen, Inc., “Temporary Access Road” as designed by Olsson Associates, and “Spur Track for Ethanol Plant” as designed by Antioch International, Inc. The work necessary for the “Spur Track” includes mobilization, clearing and grubbing, silt fencing and erosion control, strip and stockpile topsoil, respread topsoil from stock pile, excavation, embankment, process under 3’ in cut for 3000 PSF bearing, subballast and trench drain.
ARTICLE 2 — CONTRACT TIMES
2.01	Time of the Essence
     A. All time limits for Milestones, if any, Substantial Completion, and completion and readiness for final payment as stated in the Contract Documents are of the essence of the Contract.
2.02	Dates for Substantial Completion and Final Payment
     A. Bidder agrees that the Work associated with the “Civil and Site Work Grading Detail Design Package” and “Temporary Access Road” will be substantially complete on or before August 14, 2006 and ready for partial utilization in accordance with paragraph 14.05 of the General Conditions. Bidder further aggress that all work associated with the project will be completed and ready for final payment in accordance with paragraph 14.07 of the General Conditions on or before October 16, 2006.
Adopted from EJCDC Standard Form
Of Agreement between Owner and Contractor 0500-1

2.03	Liquidated Damages
     A. CONTRACTOR and OWNER recognize that time is of the essence of this Agreement and OWNER will suffer financial loss if the Work is not completed within the times specified in paragraph 2.02 above, plus any extensions thereof allowed in accordance with Article 12 of the General Conditions. The parties also recognize the delays, expense and difficulties involved in proving in a legal or arbitration proceeding the actual loss suffered by OWNER if the Work is not completed on time. Accordingly, instead of requiring any such proof, OWNER and CONTRACTOR agree that as liquidated damages for delay (but not as a penalty), CONTRACTOR shall pay OWNER Two Thousand dollars ($2,000.00) for each day that expires after the time specified in paragraph 2.02 for Substantial Completion until the Work is substantially complete. After Substantial Completion, if CONTRACTOR shall neglect, refuse, or fail to complete the remaining Work within the Contract Time or any proper extension thereof granted by OWNER, CONTRACTOR shall pay OWNER One Thousand dollars ($1,000.00) for each day that expires after the time specified in paragraph 2.02 for completion and readiness for final payment until the Work is completed and ready for final payment.
ARTICLE 3 — CONTRACT PRICE
3.01 OWNER shall pay CONTRACTOR for completion of the Work in accordance with the Contract Documents an amount in current funds equal to the sum of the amounts determined pursuant to paragraphs 3.01.A below:
     A. For all Unit Price Work, an amount equal to the sum of the established unit price for each separately identified item of Unit Price Work times the estimated quantity of that item as indicated in this paragraph 3.01.A:
     Awarded Contract Amount(s) based on Unit Bid prices and Estimated Quantities:
TOTAL BASE BID (Items 1A thru 16A) (See attached Revised Bid Form, pages 00300-1 to 00300-8):
Two Million Two Hundred Forty Eight Thousand Sixty Seven Dollars & 33/100 ($2,248,067.33)
     As provided in paragraph 11.03 of the General Conditions, estimated quantities are not guaranteed, and determinations of actual quantities and classifications are to be made by ENGINEER as provided in paragraph 9.08 of the General Conditions. Unit prices have been computed as provided in paragraph 11.03 of the General Conditions.
ARTICLE 4 — PAYMENT PROCEDURES
4.01 Submittal and Processing of Payments
Adopted from EJCDC Standard Form
Of Agreement between Owner and Contractor 0500-2

     A. CONTRACTOR shall submit Applications for Payment in accordance with Article 14 of the General Conditions. Applications for Payment will be processed by ENGINEER as provided in the General Conditions.
4.02	Progress Payments; Retainage
     A. OWNER shall make progress payments on account of the Contract Price on the basis of CONTRACTOR’s Applications for Payment on or about the 15th day of each month during performance of the Work as provided in paragraphs 4.02.A.1 and 4.02.A.2 below. All such payments will be measured by the schedule of values established in paragraph 2.07.A of the General Conditions (and in the case of Unit Price Work based on the number of units completed) or, in the event there is no schedule of values, as provided in the General Requirements:
1. Prior to Substantial Completion, progress payments will be made in an amount equal to the percentage indicated below but, in each case, less the aggregate of payments previously made and less amounts as ENGINEER may determine or OWNER may withhold, in accordance with paragraph 14.02 of the General Conditions:
a.	90% of Work completed (with the balance being retainage).

b.	90% of cost of materials and equipment not incorporated in the Work (with the balance being retainage).
2. Upon Substantial Completion, OWNER shall pay an amount sufficient to increase total payments to CONTRACTOR to 95% of the Work completed, less such amounts as ENGINEER shall determine in accordance with paragraph 14.02.B.5 of the General Conditions and less 90% of ENGINEER’s estimate of the value of Work to be completed or corrected as shown on the tentative list of items to be completed or corrected attached to the certificate of Substantial Completion.
4.03	Final Payment
A. Upon final completion and acceptance of the Work in accordance with paragraph 14.07 of the General Conditions, OWNER shall pay the remainder of the Contract Price as recommended by ENGINEER as provided in said paragraph 154.07.
ARTICLE 5 — INTEREST
5.01 Note Used.
ARTICLE 6 — CONTRACTOR’S REPRESENTATIONS
Adopted from EJCDC Standard Form
Of Agreement between Owner and Contractor 0500-3

6.01	In order to induce OWNER to enter into this Agreement CONTRACTOR makes the following representations:
     A. CONTRACTOR has examined and carefully studied the Contract Documents and the other related data identified in the Bidding Documents.
     B. CONTRACTOR has visited the Site and become familiar with and is satisfied as to the general, local, and Site conditions that may affect cost, progress, and performance of the Work.
     C. CONTRACTOR is familiar with and is satisfied as to all federal, state, and local Laws and Regulations that may affect cost, progress, and performance of the Work.
     D. CONTRACTOR does not consider that any further examinations, investigations, explorations, tests, studies, or data are necessary for the performance of the Work at the Contract Price, within the Contract Times, and in accordance with the other terms and conditions of the Contract Documents.
     E. CONTRACTOR is aware of the general nature of the work to be performed by OWNER and others at the Site that relates to the Work as indicated in the Contract Documents.
     F. CONTRACTOR has correlated the information known to CONTRACTOR, information and observations obtained from visits to the Site, reports and drawings identified in the Contract Documents, and all additional examinations, investigations, explorations, tets, studies, and date with the Contract Documents.
     G. CONTRACTOR has given ENGINEER written notice of all conflicts, errors, ambiguities, or discrepancies that CONTRACTOR has discovered in the Contract Documents, and the written resolution thereof by ENGINEER is acceptable to CONTRACTOR.
     H. The Contract Documents are generally sufficient to indicate and convey understanding of all terms and conditions for performance and furnishing of the Work.
ARTICLE 7 — CONTRACT DOCUMENTS
7.01	Contents
A.	The Contract Documents consist of the following:
1.	This Agreement (pages 0500-1 to 00500-6, inclusive);

2.	Performance Bond (pages 00610-1 to 00610-2, inclusive);
Adopted from EJCDC Standard Form
Of Agreement between Owner and Contractor 0500-4

3.	Payment Bond (pages 00620-1 to 00620-2, inclusive);

4.	General Conditions (pages 00700-1 to 00700-42, inclusive);

5.	Supplementary Conditions (pages SC-1 to SC-7, inclusive);

6.	Bid Documents as listed in the table of contents of the Project Manual;

7.	Drawings consisting of 13 sheets with each sheet bearing the following general title: Civil and Site Work Grading Detail Design Package.

Drawings consisting of 8 sheets with each sheet bearing the following general title: Temporary Access Road.

Drawings consisting of 56 sheets with each sheet bearing the following general title: Spur Track for Ethanol Plant.

8.	Addenda (numbers 1 to 3 , inclusive);

9.	Exhibits to this Agreement (enumerated as follows):
a.	Notice of Award.

b.	Notice of Proceed.

c.	CONTRACTOR’s Bid (pages 00300-1 to 00300-8, inclusive);

d.	Documentation submitted by CONTRACTOR prior to Notice of Award;
10.	The following which may be delivered or issued on or after the Effective Date of the Agreement and are not attached hereto:
a.	Written Amendments;

b.	Work Change Directives;

c.	Change Order(s).
     B. The documents listed in paragraph 6.01.A are attached to this Agreement (except as expressly noted otherwise above).
     C. There are no Contract Documents other than those listed above in this Article 7.
     D. The Contract Documents may only be amended, modified, or supplemented as provided in paragraph 3.05 of the General Conditions.
Adopted from EJCDC Standard Form
Of Agreement between Owner and Contractor 0500-5

ARTICLE 8 — MISCELLANEOUS
8.01	Terms
     A. Terms used in this Agreement will have the meanings indicated in the General Conditions.
8.02	Assignment of Contract
     A. No assignment by a party hereto of any rights under or interests in the Contract will be binding on another party hereto without the written consent of the party sought to be bound; and, specifically but without limitation, moneys that may become due and moneys that are due may not be assigned without such consent (except to the extent that the effect of this restriction may be limited by law), and unless specifically stated to the contrary in any written consent to an assignment, no assignment will release or discharge the assignor for any duty or responsibility under the Contract Documents.
8.03	Successors and Assigns
     A. OWNER and CONTRACTOR each binds itself, its partners, successors, assigns, and legal representatives to the other party hereto, its partners, successors, assigns, and legal representatives in respect to all covenants, agreements, and obligations contained in the Contract Documents.
8.04	Severability
     A. Any provision or part of the Contract Documents held to be void or unenforceable under any Law or Regulation shall be deemed stricken, and all remaining provisions shall continue to be valid and binding upon OWNER and CONTRACTOR, who agree that the Contract Documents shall be reformed to replace such stricken provision or part thereof with a valid and enforceable provision that comes as close as possible to expressing the intention of the stricken provision.
IN WITNESS WHEREOF, OWNER, and CONTRACTOR has signed this Agreement in quadruplicate. One counterpart each has been delivered to OWNER, CONTRACTOR, CONTRACTOR’s BONDING COMPANY and ENGINEER. All portions of the Contract Documents have been signed, initialed or identified by OWNER and CONTRACTOR or identified by ENGINEER on their behalf.
This Agreement will be effective on      6/26/06     , 2006 (which is the Effective Date of this Agreement).

OWNER:	CONTRACTOR:

E Energy Adams, LLC	Commercial Contractors Equipment, Inc.,
510 Main Street	P.O. Box 81036,

Adopted from EJCDC Standard Form
Of Agreement between Owner and Contractor 0500-6

Adams, Nebraska 68301		Lincoln, Nebraska 68501

By:	/s/ Jack L. Alderman	By:	/s/ Michael I.

President E Energy Adams

Attest	/s/ Meredith Smith	Attest Lois Scholl

Address for giving notices:		Address for giving notices:

510 Main Street		P.O. Box 81036

Adams, NE 68301		Lincoln, NE 68501

License No. N/A

(Where applicable)

Agent for service of process: /s/ Michael Sibbernsen

(If CONTRACTOR is a corporation or a Partnership, attach evidence of authority to Sign.)

Designated Representative:

		Name:	/s/ Michael T. Sibbernsen

		Title:	President

Address: P.O. Box 81036

Lincoln, NE 68501

		Phone:	402-476-1711

Facsimile: 402-476-1712